EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-197236 and No. 333-212445) and Form F-3 (No. 333-213649 and No. 333-258949) of our report dated April 17, 2023, with respect to the consolidated financial statements of Materialise NV and the effectiveness of internal control over financial reporting.

KPMG Bedrijfsrevisoren BV / KPMG Réviseurs d’Entreprises SRL

/s/ Gotwin Victor Jaak Jackers

Zaventem, Belgium

April 17, 2023